                             TYSON FOODS, INC.
                         2000 STOCK INCENTIVE PLAN

                             TABLE OF CONTENTS
                                                                    Page
SECTION 1 - DEFINITIONS                                               1
1.1       DEFINITIONS                                                 1
SECTION 2 - THE STOCK INCENTIVE PLAN                                  4
2.1       PURPOSE OF THE PLAN                                         4
2.2       STOCK SUBJECT TO THE PLAN                                   4
2.3       ADMINISTRATION OF THE PLAN                                  5
2.4       ELIGIBILITY AND LIMITS                                      5
SECTION 3 - TERMS OF STOCK INCENTIVES                                 5
3.1       TERMS AND CONDITIONS OF ALL STOCK INCENTIVES                5
3.2       TERMS AND CONDITIONS OF OPTIONS                             6
(A)       OPTION PRICE                                                6
(B)       OPTION TERM                                                 7
(C)       PAYMENT                                                     7
(D)       CONDITIONS TO THE EXERCISE OF AN OPTION                     7
(E)       TERMINATION OF INCENTIVE STOCK OPTION                       7
(F)       SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS           8
3.3       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS           8
(A)       SETTLEMENT                                                  8
(B)       CONDITIONS TO EXERCISE                                      8
3.4       TERMS AND CONDITIONS OF STOCK AWARDS                        8
3.5       TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS          9
(A)       PAYMENT                                                     9
(B)       CONDITIONS TO PAYMENT                                       9
3.6       TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS             9
(A)       PAYMENT                                                     9
(B)       CONDITIONS TO PAYMENT                                       9
3.7       TERMS AND CONDITIONS OF PHANTOM SHARES                      10
(A)       PAYMENT                                                     10
(B)       CONDITIONS TO PAYMENT                                       10
3.8       TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT          10
SECTION 4 - RESTRICTIONS ON STOCK                                     10
4.1       ESCROW OF SHARES                                            10
4.2       RESTRICTIONS ON TRANSFER                                    11
SECTION 5 - GENERAL PROVISIONS                                        11
5.1       WITHHOLDING                                                 11
5.2       CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION              12
5.3       CASH AWARDS                                                 12
5.4       COMPLIANCE WITH CODE                                        13
5.5       RIGHT TO TERMINATE EMPLOYMENT OR SERVICE RELATIONSHIP       13
5.6       NON-ALIENATION OF BENEFITS                                  13
5.7       RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS        13
5.8       LISTING AND LEGAL COMPLIANCE                                13
5.9       TERMINATION AND AMENDMENT OF THE PLAN                       13
5.10      STOCKHOLDER APPROVAL                                        14
5.11      CHOICE OF LAW                                               14








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                             TYSON FOODS, INC.
                         2000 STOCK INCENTIVE PLAN


                          SECTION 1 - DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

     (a) "Affiliate" means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (b)  "Board of Directors" means the board of directors of the Company.

      (c) "Change in Control" means any one of the following events which may occur after the date hereof:

           (1) the acquisition by any individual, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this Section, the following shall not be deemed to result in a Change in Control, (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company, in which case any such subsequent acquisition shall be deemed to be a Change in Control; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

            (2) a merger, consolidation, share exchange, combination, reorganization or like transaction involving the Company in which the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction;






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            (3)  the  sale  or  transfer (other than as  security  for  the
Company's obligations) of more than fifty percent (50%) of the assets of the Company in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

            (4) the sale or transfer of more than fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company by the holders thereof in any one transaction or a series of related transactions occurring within a one (1) year period in which the Company, any corporation controlled by the Company or the stockholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction;

            (5) within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company shall be deemed to be an Incumbent Director; or

           (6)  the dissolution or liquidation of the Company.

      (d)  "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

      (f)  "Company" means Tyson Foods, Inc., a Delaware corporation.

      (g) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an incentive stock option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

       (h) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

       (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

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       (j)   "Fair  Market Value" with regard to a date means  the  closing price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the New York Stock Exchange and published in The Wall Street Journal.

       (k) "Incentive Stock Option" means an incentive stock option contemplated by the provisions of Code Section 422 or any successor thereto.

       (l) "Nonqualified Stock Option" means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

       (m) "Option" means a Nonqualified Stock Option or an Incentive Stock Option.

       (n) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Company stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code
Section 424(d).

       (o) "Participant" means an individual who receives a Stock Incentive hereunder.

       (p) "Performance Unit Award" refers to a performance unit award as described in Section 3.6.

       (q)     "Phantom Shares" refers to the rights described  in  Section
3.7.

       (r)     "Plan" means the Tyson Foods, Inc. 2000 Stock Incentive Plan.

       (s) "Stock" means the Company's Class A $.10 par value common stock.

       (t) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

       (u)     "Stock Award" means a stock award described in Section 3.4.

       (v) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

       (w) "Stock Incentive Program" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

       (x)     "Stock Incentives" means, collectively, Dividend  Equivalent
Rights,   Options,   Performance  Unit  Awards,   Phantom   Shares,   Stock
Appreciation Rights and Stock Awards.






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       (y)      "Subsidiary" means any corporation (other than the Company)
in an unbroken chain of corporations beginning with the Company if, with respect to incentive stock options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

       (z) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.


                   SECTION 2 - THE STOCK INCENTIVE PLAN

     2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining such key personnel.

     2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 7,000,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.














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     2.3    Administration  of the Plan.  The Plan is administered  by  the
Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of
the   respective  Stock  Incentive  Agreements  and  to  make   all   other
determinations necessary or advisable for the proper administration of  the
Plan.   The  Committee's determinations under the Plan need not be  uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

     2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).


SECTION 3 - TERMS OF STOCK INCENTIVES

     3.1   Terms and Conditions of All Stock Incentives.

           (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. To the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any employee may not exceed 1,000,000. In applying this limitation, if an Option or Stock Appreciation Right, or any portion thereof, granted to an employee is cancelled or repriced for any reason, then the shares of Stock attributable to such cancellation or repricing either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected employee's 1,000,000 share limit for the appropriate calendar year.







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            (b)   Each Stock Incentive will either be evidenced by a  Stock
Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms,
conditions  and  restrictions  as  the  Committee  may  determine   to   be
appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

            (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

            (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

             (e) Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned beyond the limitations set forth in this Section 3.1(e).

     3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten
(10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.









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            (a)   Option  Price.  Subject to adjustment in accordance  with
Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an Incentive Stock Option. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

            (b)   Option  Term.  Any Incentive Stock Option  granted  to  a
Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

            (c) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

                  (1) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

                 (2) in a cashless exercise through a broker; or

                 (3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

            (d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

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            (e)  Termination of Incentive Stock Option.  With respect to an
Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

             (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code
Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock
Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

           (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

           (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.



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     3.4   Terms  and Conditions of Stock Awards.  The number of shares  of
Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

            (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair
Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

     3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

           (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.



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
           (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

     3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Unit Awards.

            (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

     3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.













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                     SECTION 4 - RESTRICTIONS ON STOCK

     4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

     4.2   Restrictions  on Transfer.  The Participant does  not  have  the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive
Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                      SECTION 5 - GENERAL PROVISIONS

     5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

            (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

           (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     5.2  Changes in Capitalization; Merger; Liquidation.

            (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding
Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right pertains may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.









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
            (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, extraordinary dividend (including a spin-off), reorganization, other change in corporate structure or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock
Incentive  Agreement  or,  if  not  expressly  addressed  therein,  as  the
Committee subsequently may determine in the event of any such merger, consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or its Stock or tender offer for shares of Stock. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

            (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

     5.5 Right to Terminate Employment or Service Relationship. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director or service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or service relationship at any time.

     5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

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
     5.7 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

     5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

     5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

     5.11 Choice of Law. The laws of the State of Delaware govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.







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

IN WITNESS WHEREOF, the Company has executed this Plan on this 11th day of August, 2000.


                         TYSON FOODS, INC.


                         By:

                         Title:















































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